UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  ___)
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FedFirst Financial Corporation

(Name of Registrant as Specified In Its Charter)

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Dear Fellow Stockholder:
     As has been my practice for the past two years, I will begin this year’s letter with a reference to “believe and succeed,” a quote from Dr. Norman Vincent Peale that has been the cornerstone of our management philosophy at FedFirst Financial Corporation since we began assembling our team in September 2005. Our Board and management team continue to believe in and execute on the strategic plan that has been developed to transform our companies into competitive and profitable financial services businesses. Despite earnings for 2007 that might suggest otherwise, our performance in many areas throughout the year demonstrates that our Company is succeeding in accomplishing our objectives.
Continuing Advancement and Improvement
     While 2007 proved to be an extremely challenging year in the financial markets and economy in general, our Company grew stronger through a reshaping of our balance sheet: total loans, gross, grew $14.4 million or 8.1%; total deposits increased $12.1 million or 8.4%, of which non-interest bearing deposits — accounts that must be “earned” from customers and prospects — increased $3.5 million or 64.9%. The development of our business continues to shift from external to internal generation, a clear signal that our new sales culture is progressing. As a result, our funding sources have become more reliable and predictable.
     Even though the restructuring of our securities portfolio at the end of the first quarter resulted in a non-recurring loss of $1.4 million, the transaction enabled us to improve our yield on $30.5 million of securities by 136 basis points, which resulted in an improvement in interest income of over $400,000 on an annualized basis.
     The 2002 purchase of an 80% stake of Exchange Underwriters Inc., a full-service independent insurance agency, has proven to be a good investment as its earnings are recorded as fee income, thereby diversifying the Bank’s revenue stream and insulating us from interest rate volatility.
     In June, we opened our Washington Office, the ninth branch in our system, in the Land America building in Washington, Pennsylvania. It, like our Peters Township, Pennsylvania office that opened in 2006, will afford us the opportunity to access more vibrant demographic markets for both commercial and consumer business. The Washington and Peters Township offices, as all of our offices, have been staffed with quality personnel who are local residents of the markets they serve. For the time being, we are satisfied that our branch infrastructure is complete. Therefore, our goal for 2008 and beyond is to drive profitable core business that will pay for, and provide a return on, our investment in people, branches, products and processes.

     Our Model Branch, strategy which is designed to establish responsibilities for sales and service of commercial and consumer business by our Market Managers and Branch Service Managers, respectively, continued to develop and mature during 2007. Our sales culture is being driven by four Market Managers and nine Branch Service Managers. With another year of experience, our teams have begun to see referrals and generate additional business from existing customers on a more consistent basis.
     I am very pleased with the progress that our sales culture made in 2007 and is positioned to make in the future. The employees and officers who are developing our infrastructure are generating business within markets from customers and prospects we know. Initially, the cost of doing business through high quality personnel who consistently exceed the expectations of our customers and prospects may be more expensive, but I am confident that the enhancements we have made will pay dividends for the long term.
Continuing Cost of Change
     The cost of transforming the culture of the former thrift-minded association into a financially competitive community banking organization continues to be an expensive and time consuming proposition.
     Moreover, it appears that 2008 will be a year of continued distress and challenge for not only the financial markets but the economy at large. We began to experience the negative effects of the current environment in 2007 when several large loans that had been purchased in packages in 2003 and earlier, defaulted. The resulting write-downs to these assets contributed significantly to the increase in provision for loan losses in the third and fourth quarters. While the size of those purchased packages is reducing through amortization, risk of default continues to be a concern, particularly for the loans which reside outside of our core market.
Focus on Core Business
     Our primary objective for FedFirst Financial Corporation and First Federal Savings Bank in 2008 and beyond is to continue to build upon what we have started over the past two years. We believe we now have the team of employees and officers in place and that our infrastructure is substantially complete. Our culture is moving in a positive direction along with the composition of our balance sheet. Our focus will be directed at growing our core banking business and we will work diligently toward that goal.
     Once again, we at FedFirst Financial and First Federal Savings Bank thank you for your investment and support over the past couple of years. I look forward to meeting many of you at our next Annual Meeting of Stockholders scheduled for May 22, 2008.
With appreciation for your trust and confidence,
John G. Robinson
President and Chief Executive Officer

Donner at Sixth Street
Monessen, Pennsylvania 15062
(724) 684-6800

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, May 22, 2008

PLACE	Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania

ITEMS OF BUSINESS	(1) The election of two directors of the Company for a term of three years;

(2) The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2008; and

(3)    Such other matters as may properly come before the annual meeting or any postponements or adjournments of the annual meeting. The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 28, 2008.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Patrick G. O’Brien
Corporate Secretary

April 9, 2008
NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

FEDFIRST FINANCIAL CORPORATION

PROXY STATEMENT

GENERAL INFORMATION
     We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of FedFirst Financial Corporation to be used at the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to FedFirst Financial Corporation as “FedFirst Financial,” the “Company,” “we,” “our” or “us.”
     FedFirst Financial is the holding company for First Federal Savings Bank. In this proxy statement, we may also refer to First Federal Savings Bank as “First Federal” or the “Bank.”
     We are holding the annual meeting at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2008 at 10:00 a.m., local time.
     We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 9, 2008.
INFORMATION ABOUT VOTING
Who Can Vote at the Meeting
     You are entitled to vote the shares of FedFirst Financial common stock that you owned as of the close of business on March 28, 2008. As of the close of business on March 28, 2008, a total of 6,479,100 shares of FedFirst Financial common stock were outstanding, including 3,636,875 shares of common stock held by FedFirst Financial Mutual Holding Company (“FFMHC”). Each share of common stock has one vote.
     The Company’s Charter provides that, until April 6, 2010, record holders of the Company’s common stock, other than FFMHC, who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.
Ownership of Shares; Attending the Meeting
     You may own shares of FedFirst Financial in one of the following ways:
•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly in the First Federal Savings Bank Retirement Plan (“401(k) Plan”) or the First Federal Savings Bank Employee Stock Ownership Plan (“ESOP”).

     If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.
     If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of FedFirst Financial common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.
Quorum and Vote Required
     Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
     Votes Required for Proposals. At this year’s annual meeting, stockholders will elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees, or withhold votes as to either one of the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.
     In voting on the ratification of the appointment of Beard Miller Company LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Beard Miller Company LLP as our independent registered public accounting firm for 2008, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required.
     Routine and Non-Routine Proposals. The rules of the New York Stock Exchange determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and voting instructions have not been received from the beneficial owner. The election of directors and the ratification of Beard Miller Company LLP as our independent accounting firm for 2008 are currently considered routine matters.
     How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.
     In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

     In counting votes on the proposal to ratify the selection of the independent registered public accountants, we will not count abstentions and broker non-votes as votes cast on the proposal. Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.
Voting by Proxy
     The Board of Directors of FedFirst Financial is sending you this proxy statement for the purpose of requesting that you allow your shares of FedFirst Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of FedFirst Financial common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” both of the nominees for director and “FOR” ratification of Beard Miller Company LLP as the independent registered public accounting firm.
     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your FedFirst Financial common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.
     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
Participants in the Bank’s ESOP or 401(k) Plan
     If you participate in the ESOP or if you hold shares through the 401(k) Plan, you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the FedFirst Financial Corporation Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is May 15, 2008.

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
     The Company’s Board of Directors consists of seven members, all of whom are independent under the listing requirements of the NASDAQ Stock Market, except for Mr. Robinson, who is President and Chief Executive Officer of FedFirst Financial and First Federal, and Mr. Boyer, who is President of Exchange Underwriters, Inc., a subsidiary of First Federal. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors John G. Robinson, Joseph U. Frye, Jack M. McGinley and John J. LaCarte and the commercial services provided to First Federal by businesses operated by Messrs. Frye, McGinley and LaCarte. The amounts paid by First Federal for such services are not material to either First Federal or the businesses of Messrs. Frye, McGinley or LaCarte.
Corporate Governance Policies
     The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.
Committees of the Board of Directors
     The following table identifies our standing committees and their members as of March 11, 2008. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. The charters of all three committees are available in the Investor Relations section of the Company’s website (www.firstfederal-savings.com).

Nominating/
Corporate
			Governance	Compensation
Director	Audit Committee		Committee	Committee

Richard B. Boyer	—		—	—
Joseph U. Frye	X		X	X *
John M. Kish	X		X	X
John J. LaCarte	X		X	X
Jack M. McGinley	X		X *	X
John G. Robinson	—		—	—
David L. Wohleber	X	*	X	X

Number of Meetings in 2007	4		3	3

*	Chairman

Audit Committee
     The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with independent registered public accountants and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that John J. LaCarte and David L. Wohleber are “audit committee financial experts” as such term is defined by the rules and regulations of the Securities and Exchange Commission.
Compensation Committee
     The Compensation Committee is responsible for all matters regarding FedFirst Financial’s and First Federal’s employee compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation, including base salary, annual incentive compensation, long-term incentives/equity compensation, and benefits and other perquisites. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.
Nominating/Corporate Governance Committee
     The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to FedFirst Financial and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.
     Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
     The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
     In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

     Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:
     For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of First Federal’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm in identifying nominees.
     In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.
     Consideration of Recommendations by Stockholders. It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
     Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:
1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
     In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance

Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.
Directors’ Compensation
     The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during 2007.

	Fees Earned
	or Paid	Stock	Option
Name	in Cash	Awards(1)	Awards(2)	Total

Joseph U. Frye	$21,600	$10,110	$7,900	$39,610
John M. Kish	21,600	10,110	7,900	39,610
John J. LaCarte	21,600	10,110	7,900	39,610
Jack M. McGinley	21,600	10,110	7,900	39,610
David L. Wohleber	21,600	2,250	1,750	25,600

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard (“SFAS”) 123(R) on outstanding restricted stock awards for each of the non employee directors. The amounts were calculated based upon the Company’s stock price of $10.11 on the date of grant, except the amount indicated for Mr. Wohleber, which was calculated based on the Company’s stock price of $9.00 on the date of grant. 3,000 shares of restricted stock awards were made to Mr. Wohleber on July 24, 2007. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. At December 31, 2007, each non-employee director had 1,000 vested shares and 4,000 unvested shares of restricted stock held in trust, except Mr. Wohleber, who had no vested shares and 3,000 unvested shares.

(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding stock option awards for each of the non-employee directors. 7,500 options were awarded to Mr. Wohleber on July 24, 2007. The fair value of all options was $3.16 on the date of grant, except for options awarded to Mr. Wohleber, which had a fair value of $2.80 on the date of grant. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For information on the assumptions used to compute the fair value, see Note 12 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above. At December 31, 2007, each non-employee director had 2,500 vested stock options and 10,000 unvested stock options, except for Mr. Wohleber, who had no vested stock options and 7,500 unvested stock options.
     Cash Retainer and Meeting Fees for Non-Employee Directors. Each non-employee director of First Federal receives a monthly fee of $1,800. Directors do not receive any additional fees based upon committee membership or attendance at Board meetings. Neither FedFirst Financial nor FFMHC pays any fees to its directors.
     Director Fee Continuation Agreement. We have entered into individual agreements with Joseph U. Frye, John J. LaCarte and Jack M. McGinley that provide the directors with a payment upon retirement in exchange for the directors’ continued service to First Federal. Each participating director is entitled to an annual benefit for ten years equal to $100 multiplied by the number of years of service (including any partial year) that a director served up to and including his year of retirement. Payments under these agreements commence on the first day of the month following the date the director retires following his 65th birthday and completion of ten full years of service with First Federal. In the event that a director dies while serving on the Board of Directors, the director’s beneficiary will receive an annual benefit equal to $100 multiplied by the number of full years that the director served from the date of first service to the date of death. The death payment will be made either in a lump sum or in installments over a ten year period at the discretion of First Federal. All payments under the agreements are subject to a vesting schedule of 10% for each full year of service with First Federal up to a maximum of 100%. The agreements terminate if a director voluntarily terminates service with First Federal prior to retirement or is terminated by First Federal without cause. The director, as severance, will then receive a sum equal to the accrued balance in his liability reserve account multiplied by his vested percentage. Severance payments under the agreements will be paid in ten annual installments.
     Director Split Dollar Arrangements. We have entered into split dollar life insurance agreements with Joseph U. Frye, John J. LaCarte and Jack M. McGinley that provide for a cash payment in the event they die while in service with us. Under the terms of the agreements, we are the owners of and pay all the premiums on the life insurance policies under which the individuals are insured. These life insurance policies are single premium policies. The premiums, which totaled $830,000, were paid in full in 1999 when the split dollar arrangements were entered into with the directors. Under the directors’ split-dollar arrangements, if a director is in service at the time of his death, his designated beneficiary is entitled to an amount equal to the lesser of $25,000, or the total insurance proceeds less the cash value of the policy. If a director is not in service at the time of his death, his designated beneficiary will receive a prorated benefit based on the director’s years of service with First Federal. The remainder of the death benefit under the agreements is owned by First Federal.
     Director Emeritus Program. First Federal maintains a director emeritus program for retired directors. Currently, the only director emeritus is John M. McGinley, our former Chairman. Under the program, a participating director is eligible to receive such compensation and benefits, if any, as determined from time to time by the Board of Directors. A director emeritus shall be eligible to participate in any plan of the Bank, or any affiliate, that grants stock-based benefits to non-employee directors. Additionally, while serving as a director emeritus, any unvested or un-exercisable stock-based awards held by a director emeritus will continue to vest or become exercisable, subject to the terms and conditions of the grant or plan under which the awards were granted.
Board and Committee Meetings
     During the year ended December 31, 2007, the Board of Directors of the Company held 7 meetings and the Board of Directors of the Bank held 13 meetings. No director attended fewer than 75% of the total meetings of the Company’s Board of Directors.
Director Attendance at Annual Meeting of Stockholders
     The Board of Directors encourages directors to attend the annual meeting of stockholders. All but one of the directors of the Company attended the 2007 annual meeting of stockholders.
Code of Ethics and Business Conduct
     FedFirst Financial has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. A copy of the Code of Ethics and Business Conduct can be found in the Investor Relations section of the Company’s website (www.firstfederal-savings.com).
AUDIT RELATED MATTERS
Report of the Audit Committee
     The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s Consolidated Financial Statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
     In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
     In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accountants the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.
     The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
     In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accountants who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accountants do not assure that the Company’s Financial Statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s Consolidated Financial Statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accountants are in fact “independent.”
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company’s independent registered public accountants.
Audit Committee of the Board of Directors
of FedFirst Financial Corporation
David L. Wohleber (Chairman)
Joseph U. Frye
John M. Kish
John J. LaCarte
Jack M. McGinley
Audit Fees
     The following table sets forth the fees billed to the Company for the fiscal years ended December 31, by its independent registered public accountants:

	2007	2006

Audit fees(1)	$85,729	$89,868
Audit related fees	—	—
Tax fees	17,750	5,650
All other fees(2)	—	2,650

(1)	Consists of fees for professional services rendered for the audit of the consolidated financial statements and the review of financial statements included in quarterly reports on Form 10-QSB.

(2)	Fees for services rendered with respect to First Federal’s Peters Township branch which opened in July 2006.
Policy on Pre-Approval of Audit and Permissible Non-Audit Services
     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.
     In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. Requests for services by the independent auditor for compliance with the auditor services policy must be specific as to the particular services to be provided.

     The request may be made with respect to either specific services or a type of service for predictable or recurring services.
     During the year ended December 31, 2007, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
STOCK OWNERSHIP
     The following table provides information as of March 11, 2008 about the persons known to FedFirst Financial to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

	Number of		Percent of Common
Name and Address	Shares Owned		Stock Outstanding (1)

FedFirst Financial Mutual Holding Company Donner at Sixth Street Monessen, Pennsylvania 15062 (724) 684-6800	3,636,875	(2)	56.1%

Third Avenue Management LLC 622 Third Avenue New York, NY 10017	384,936	(3)	5.9%

(1)	Based on 6,479,100 shares of the Company’s common stock outstanding and entitled to vote as of March 11, 2008.

(2)	The members of the Board of Directors of FFMHC and FedFirst Financial also constitute the Board of Directors of First Federal.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008.

     The following table provides information as of March 11, 2008 about the shares of FedFirst Financial common stock that may be considered to be beneficially owned by each director, each executive officer named in the summary compensation table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. All directors and executive officers as a group own 3.7% of the Company’s outstanding shares. None of the individual directors or executive officers owns more than one percent of the Company’s outstanding shares based on 6,479,100 shares of the Company’s common stock outstanding and entitled to vote as of March 11, 2008.

	Common
	Stock		Options Exercisable
Name	(1)(2)		Within 60 Days	Total

Directors
Richard B. Boyer	25,284		3,000	28,284
Joseph U. Frye	20,000	(3)	2,500	22,500
John M. Kish	10,000		2,500	12,500
John J. LaCarte	30,500	(4)	2,500	33,000
Jack M. McGinley	14,650		2,500	17,150
John G. Robinson	27,081		12,000	39,081
David L. Wohleber	5,500		—	5,500
Named Executive Officer Who Is Not Also A Director
Patrick G. O’Brien	18,025	(5)	9,000	27,025
All directors and executive officers as a group (14 persons)	194,636		43,400	238,036

(1)	This column includes shares of unvested restricted stock held in trust as part of the 2006 Incentive Plan with respect to which individuals have voting but not investment power as follows: Mr. Boyer—6,000 shares, Messrs. Frye, Kish, LaCarte and McGinley—4,000 shares, Mr. O’Brien—12,000 shares, Mr. Robinson—16,000 and Mr. Wohleber—3,000 shares. All restricted stock awards vest in five equal annual installments commencing one year from the date of grant, which was July 24, 2007 for Mr. Wohleber’s award and August 8, 2006 for all other awards.

(2)	Includes shares allocated to the account of individuals under the Bank’s ESOP with respect to which individuals have voting but not investment power as follows: Mr. Boyer— 3,241 shares, Mr. O’Brien—1,890, and Mr. Robinson—2,081.

(3)	Includes 5,000 shares held in an individual retirement account of Mr. Frye’s spouse.

(4)	Includes 10,000 shares held by a corporation controlled by Mr. LaCarte.

(5)	Includes 1,050 shares held in trust in the Bank’s 401(k) Plan.
ITEMS TO BE VOTED ON BY STOCKHOLDERS
Item 1 — Election of Directors
     The Company’s Board of Directors consists of seven members. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors’ nominees for election this year, to serve for a three-year term or until their respective successors have been elected and qualified, are Joseph U. Frye and John J. LaCarte. Each of the nominees is currently a director of FedFirst Financial and First Federal.

     Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
     The Board of Directors recommends a vote “FOR” the election of Joseph U. Frye and John J. LaCarte.
     Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated for each individual is as of December 31, 2007. The indicated period of service as a director includes the period of service as a director of First Federal.
Board Nominees for Election of Directors
The following directors are nominees for election for terms ending in 2011:
     Joseph U. Frye has served as President of Frye Construction since 1969. Mr Frye is also the owner of FCI Associates. Age 66. Director since 1996.
     John J. LaCarte has been the President of Model Cleaners, Uniforms & Apparel LLC since 1992. Age 41. Director since 1998.
Directors Continuing in Office
The following directors have terms ending in 2009:
     Jack M. McGinley has been the Chief Executive Officer of McGinley Maintenance, Inc. since 1981. Age 52. Director since 1998.
     John G. Robinson has served as President, Chief Executive Officer and a director of FedFirst Financial and First Federal since September 2005. Before joining FedFirst Financial, Mr. Robinson served as Senior Vice President of PNC Bank, Pittsburgh, from June 2001 to June 2005. Prior to serving as Senior Vice President, Mr. Robinson was Vice President of PNC Bank, Pittsburgh from 1986 to 2001. Age 57. Director since 2005.
The following directors have terms ending in 2010:
     Richard B. Boyer has been President of Exchange Underwriters, Inc. since 1989. In June 2002, First Federal purchased an 80% interest in Exchange Underwriters, Inc., which had previously been 100% owned by Mr. Boyer. Mr. Boyer has also served as Vice President-Insurance of First Federal since 2003. Age 49. Director since 2002.
     John M. Kish is a retired banker. Mr. Kish served as the Chairman and Chief Executive Officer of GA Financial, Inc. and its wholly-owned subsidiary, Great American Federal, from 1996 until May 2004. Age 62. Director since 2005.

     David L. Wohleber is a Certified Public Accountant and Executive Vice President of Eat’n Park Hospitality Group, Inc. He joined Eat’n Park in 1977 after serving as a senior audit manager with Price Waterhouse & Co. Age 64. Director since 2006.
Item 2 — Ratification of the Independent Registered Public Accounting Firm
     Edwards Sauer & Owens, P.C. was the Company’s independent registered public accounting firm for the year ended December 31, 2007. In connection with the merger of Edwards Sauer & Owens P.C. with Beard Miller Company LLP, Edwards Sauer & Owens P.C. resigned as the independent registered public accounting firm of the Company on January 1, 2008. On the same date, the Company engaged Beard Miller Company LLP as its successor independent registered public accounting firm. The engagement of Beard Miller Company LLP was approved by the Audit Committee of the Company’s Board of Directors. The Company’s consolidated financial statements as of and for the year ended December 31, 2007 were audited by Beard Miller Company LLP.
     The report of Edwards Sauer & Owens P.C. on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the Company’s fiscal years ended December 31, 2006 and 2007 and subsequent interim period through January 1, 2008, there were no disagreements between the Company and Edwards Sauer & Owens P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Edwards Sauer & Owens P.C., would have caused Edwards Sauer & Owens P.C. to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements.
     During the Company’s fiscal years ended December 31, 2006 and 2007 and subsequent interim period through January 1, 2008, the Company did not consult with Beard Miller regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement with Edwards Sauer & Owens P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.
     The Audit Committee of the Board of Directors has appointed Beard Miller Company LLP to be the Company’s independent registered public accountants for the 2008 fiscal year, subject to ratification by stockholders. A representative of Beard Miller Company LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.
     If the ratification of the appointment of the independent registered public accountants is not approved by the stockholders at the annual meeting, the Audit Committee will consider other independent registered public accountants.
     The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of independent registered public accountants.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2007. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal				Stock	Option	All Other
Position	Year	Salary		Awards(1)	Awards(2)	Compensation	Total

John G. Robinson	2007	$184,000		$40,440	$37,920	$16,055	$278,415
President and CEO	2006	180,566		15,800	16,850	17,884	231,100

Patrick G. O’Brien	2007	168,000		30,330	28,440	25,360 (3)	252,130
Exec. Vice President	2006	163,284		11,850	12,638	27,422	215,194

Richard B. Boyer	2007	186,897	(4)	15,165	9,480	15,031	226,573
Exec. Vice President	2006	172,507		3,950	6,319	17,186	199,962

(1)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) on outstanding restricted stock awards for each of the named executive officers. The amounts were calculated based upon the Company’s stock price of $10.11 on the date of grant. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(2)	These amounts represent the compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for outstanding stock option awards for each of the named executive officers. The grant date fair value for all options was $3.16. The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock option awards. For further information on the assumptions used to compute the fair value, see Note 12 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(3)	Includes, but is not limited to, amounts paid by First Federal for cell phone expenses and health and dental insurance premiums.

(4)	Mr. Boyer’s salary, which includes commissions, was paid by Exchange Underwriters, Inc.
     Employment Agreements. FedFirst Financial and First Federal entered into employment agreements with John G. Robinson and Patrick G. O’Brien effective October 11, 2005. The agreements were subsequently amended on September 19, 2006. The executive’s agreements provide an initial term commencing on September 19, 2005 and ending on September 19, 2007. In September 2006 and 2007 the Board of Directors extended the term of each executive’s agreement for an additional year so that the then current term of each agreement was two years. The agreements provide for base salaries, subject to annual review by the Board. The current base salaries for Messrs. Robinson and O’Brien are $184,000 and $164,000, respectively. In addition to the base salaries, the employment agreements provide for, among other things, discretionary bonuses, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that we will indemnify Messrs. Robinson and O’Brien to the fullest extent legally allowable.
     Effective June 1, 2002, Exchange Underwriters entered into an employment agreement with Richard B. Boyer, Chief Operating Officer of Exchange Underwriters. The agreement is for a six-year term, which may be renewed by Exchange Underwriters for an additional six-year period upon notice to Mr. Boyer at least 90 days prior to the expiration of the initial term. On February 26, 2008, Exchange Underwriters and Mr. Boyer agreed to extend the period during which Exchange Underwriters has the option to renew the agreement to up to 30 days prior to the expiration of the initial term. The agreement provides Mr. Boyer with an annual base salary of $100,000, plus 20% of all commissions received by Exchange Underwriters from sales and/or renewals of insurance policies from a select customer specified in the agreement and 25% of all first-year commissions generated by Mr. Boyer and received by the company from sales of insurance policies to new customers. Mr. Boyer’s compensation may be reviewed by Exchange Underwriters in the event of a material change in his business responsibilities during the term of the agreement. In addition to cash compensation, Mr. Boyer is entitled to receive health and welfare benefits, including disability and life insurance, and other fringe benefits on an equivalent basis to senior officers of First Federal. Mr. Boyer’s employment agreement may be terminated by Exchange Underwriters with or without cause, as defined in the agreement, or by Mr. Boyer, with at least 60 days written notice to the other party. The agreement also contains confidentiality and non-solicitation covenants that restrict Mr. Boyer from engaging in employment that would compete with the business of Exchange Underwriters for a period commencing on June 1, 2002 and ending five years after the date on which Mr. Boyer ceases to be employed by Exchange Underwriters, unless Mr. Boyer is terminated without cause or resigns after specified circumstances that would constitute constructive termination.
     Effective May 29, 2002, First Federal also entered into an employment agreement with Mr. Boyer, with a term continuing until the termination of Mr. Boyer’s employment agreement with Exchange Underwriters. Mr. Boyer’s duties under the agreement with First Federal are to operate Exchange Underwriters as its Chief Operating Officer. Contributions to the First Federal executive supplemental retirement plan, on Mr. Boyer’s behalf, constitute First Federal’s total participation in Mr. Boyer’s compensation and benefits.
     See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Robinson, O’Brien and Boyer may receive under their employment agreements upon retirement or termination of employment.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of Shares or	Market Value of
	Underlying	Underlying	Option	Option	Units of Stock That	Shares or Units of
	Unexercised Options	Unexercised Options	Exercise	Expiration	Have Not	Stock That Have Not
Name	Exercisable	Unexercisable(1)	Price	Date	Vested(2)	Vested(3)

John G. Robinson	12,000	48,000	$10.11	8/8/16	16,000	$144,320
Patrick G. O’Brien	9,000	36,000	10.11	8/8/16	12,000	108,240
Richard B. Boyer	3,000	12,000	10.11	8/8/16	6,000	54,120

(1)	Stock options granted pursuant to the FedFirst Financial Corporation 2006 Equity Incentive Plan will vest in five equal annual installments commencing on August 8, 2007.

(2)	Stock awards granted pursuant to the FedFirst Financial Corporation 2006 Equity Incentive Plan will vest in five equal annual installments commencing on August 8, 2007.

(3)	Based upon the Company’s closing stock price of $9.02 on December 31, 2007.
Retirement Benefits
     Executive Supplemental Retirement Plan. First Federal has entered into an executive supplemental retirement plan agreement with Mr. Boyer. The agreement, also referred to herein as the “SERP”, provides that if Mr. Boyer remains employed by First Federal until age 55, then he is entitled to receive the balance in his pre-retirement account in 15 equal annual installments commencing on the December 31st in the year in which he attains age 55. In addition, Mr. Boyer will be entitled to an annual index retirement benefit payable until his death.
     If on or before the 20th anniversary of the date of Mr. Boyer’s agreement First Federal ceases to be adequately capitalized, First Federal will immediately pay Mr. Boyer the present value of all of the first 20 annual payments remaining to be made to him. If Mr. Boyer’s employment is terminated for cause, as described in the SERP, at any time, then all benefits under the SERP shall be forfeited. See “Potential Post-Termination Benefits” for payments that Mr. Boyer may receive under this plan upon termination of employment prior to age 55.
     Split Dollar Life Insurance Agreement. First Federal has entered into a split dollar life insurance agreement with Mr. Boyer. This agreement provides Mr. Boyer with a cash payment in the event he dies while in service with First Federal. Under the terms of the agreement, First Federal is the owner of and pays all the premiums on the life insurance policy under which Mr. Boyer is insured. Upon Mr. Boyer’s death, his designated beneficiary is entitled to $1,000,000 if he dies prior to age 65 and $500,000 if he dies after age 65. First Federal will be entitled to any remaining insurance proceeds.
Other Potential Post-Termination Benefits
     Payments Made Upon Termination for Cause. Under their employment agreements, if Mr. Robinson, Mr. O’Brien or Mr. Boyer is terminated for cause (as defined in the agreements), the executive will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.
     Under Mr. Boyer’s SERP, if he is terminated for cause, as defined in the SERP, at any time, then all benefits under the SERP shall be forfeited.
     Payments Made Upon Termination Without Cause or for Good Reason. If FedFirst Financial chooses to terminate Mr. Robinson or Mr. O’Brien for reasons other than for cause, or if Mr. Robinson or Mr. O’Brien resigns after specified circumstances that would constitute constructive termination, the executive will be entitled to receive an amount equal to the executive’s base salary due for the remaining term of the agreement. FedFirst Financial would also continue and/or pay for the executive’s health and dental coverage for the remaining term of the agreement.
     In the event Mr. Boyer’s employment agreement with Exchange Underwriters is terminated by Exchange Underwriters without cause or Mr. Boyer resigns after specified circumstances that would constitute constructive termination, then Exchange Underwriters will make monthly payments to Mr. Boyer for a period commencing on the termination date and ending on the scheduled expiration of the employment period. The payments will equal the sum of: (i) Mr. Boyer’s monthly base salary, plus (ii) the average monthly commissions paid to Mr. Boyer during the twelve-month period ending on the termination date (or, if Mr. Boyer terminates employment due to disability, the average monthly commissions paid during the full period of employment). Mr. Boyer also shall be eligible for all health and welfare benefits for the remainder of the employment period.
     Under his SERP, if Mr. Boyer is terminated without cause, as defined in the agreement, or terminates his employment for just cause, as defined in the agreement, then, in either event, Mr. Boyer is entitled to receive the balance in his pre-retirement account as of the agreement’s normal retirement age in 15 equal annual installments commencing on the December 31st in the year in which he attains age 55. Under his split dollar life insurance agreement, if Mr. Boyer is terminated without cause, then upon his death, his designated beneficiary is entitled to $1,000,000 if he dies prior to age 65 and $500,000 if he dies after age 65. First Federal will be entitled to any remaining insurance proceeds. If Mr. Boyer voluntarily terminates his employment prior to attaining age 55, his division of the insurance proceeds will be prorated based on his years of service with First Federal.
     Pursuant to the terms of the 2006 Equity Incentive Plan, all unvested equity based awards would be forfeited if Mr. Robinson, Mr. O’Brien or Mr. Boyer is terminated without cause or terminates his employment for good reason.
     Payments Made Upon Disability. The employment agreements with Messrs. Robinson and O’Brien provide that if either executive’s employment is terminated due to disability, First Federal will pay the executive two-thirds of his weekly rate of base salary in effect as of the date of his termination of employment. The disability payments will be made on a monthly basis commencing on the first day of the month following the date the executive terminates service and ending on the earlier of: (i) the date he returns to full-time employment at First Federal in the same capacity as he was employed prior to his termination for disability; (ii) his death; (iii) his attainment of age 65; or (iv) the date his employment agreement would have expired. Payments will be reduced by the amount of any short- or long-term disability benefits payable to the executive under any other disability programs of First Federal. In addition, during any period of the executive’s disability, First Federal shall continue to provide the executive and his dependents all benefits provided by First Federal prior to his disability.
     Under Mr. Boyer’s employment agreement, if he is terminated for cause as a result of disability, Mr. Boyer would be entitled to payments equal to the sum of: (i) Mr. Boyer’s monthly base salary, plus

(ii) the average monthly commissions paid to Mr. Boyer during the full period of employment. Mr. Boyer also shall be eligible for all health and welfare benefits for the remainder of the employment period. Under his SERP, if Mr. Boyer is terminated due to disability he will be entitled to the same benefits he would receive if terminated without cause, as described above.
     Upon termination due to disability, outstanding stock options granted pursuant to the 2006 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.
     Payments Made Upon Death. Pursuant to the terms of their employment agreements, in the event Mr. Robinson or Mr. O’Brien dies during the term of the agreement, the executive’s beneficiary will receive the executive’s base salary through the last day of the month in which the executive dies. Upon termination of service due to death, outstanding stock options granted to the executives pursuant to the 2006 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon death.
     Pursuant to his SERP, if Mr. Boyer dies prior to having received the balance of the pre-retirement account, the entire unpaid balance of the pre-retirement account shall be paid in a lump sum to Mr. Boyer’s beneficiaries under the SERP.
     Payments Made Upon a Change in Control. The employment agreements with Messrs. Robinson and O’Brien provide that if voluntary, upon circumstances discussed in the agreement, or involuntary termination follows a change in control of FedFirst Financial or First Federal, the executive would be entitled to a lump sum payment equal to three times his annual base salary in effect at the time of the change in control plus the continuation of health and dental benefits for a period not exceeding three years. The payments and benefits provided to Messrs. Robinson and O’Brien under the employment agreements upon a change in control are limited to avoid adverse tax consequences to FedFirst Financial and First Federal under Section 280G of the Internal Revenue Code of 1986. The “280G Limits” provide that total payments and benefits to Messrs. Robinson or O’Brien that are contingent upon a change in control shall not equal or exceed in the aggregate three times the individual’s average annual taxable income over the five-year period preceding the change in control.
     In the event of a change in control, Mr. Boyer shall be 100% vested in his benefits under the split dollar life insurance agreement, and, upon his death, his designated beneficiary shall be entitled to $1,000,000 if he dies prior to age 65 and $500,000 if he dies after age 65. First Federal will be entitled to any remaining insurance proceeds.
     Under the terms of our ESOP, upon a change in control, as defined in the plan, the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our ESOP are not categorized as parachute payments and, therefore, do not count towards each executive’s 280G Limit.

     In the event of a change in control of FedFirst Financial outstanding stock options granted pursuant to our 2006 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to these officers under the plan also vest in full upon a change in control. The value of the accelerated options and restricted stock grants count towards the executive’s 280G Limit.
OTHER INFORMATION RELATING TO
DIRECTORS AND EXECUTIVE OFFICERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
     Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in FedFirst Financial common stock during the year ended December 31, 2007.
Transactions with Related Persons
     The Sarbanes-Oxley Act of 2002 generally prohibits loans by FedFirst Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by First Federal to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. First Federal is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit First Federal to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
     From time to time, First Federal makes loans and extensions of credit to its executive officers and directors. The outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Federal, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2007, all such loans were performing to their original terms.

SUBMISSION OF BUSINESS PROPOSALS AND
STOCKHOLDER NOMINATIONS
     The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 10, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
     The Company’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 30 days prior to the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.
STOCKHOLDER COMMUNICATIONS
     The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit Committee at FedFirst Financial Corporation c/o Corporate Secretary, Donner at Sixth Street, Monessen, Pennsylvania 15062 or by leaving a message at (724) 684-6800. Other communications to the Board of Directors and/or individual directors may be made in writing to the Chairman of the Nominating/Corporate Governance Committee or to the intended individual director at FedFirst Financial Corporation c/o Corporate Secretary, at the address listed above or by leaving a message at (724) 684-6800.
MISCELLANEOUS
     The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FedFirst Financial common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.
     The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 28, 2008. Any stockholder as of March 28, 2008, who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.
     If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one Annual Report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.
     Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Monessen, Pennsylvania	Patrick G. O’Brien
April 9, 2008	Corporate Secretary

REVOCABLE PROXY
May 22, 2008
10:00 a.m., Local Time

FEDFIRST FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Messrs. Richard B. Boyer, John M. Kish, Jack M. McGinley, John G. Robinson and David L. Wohleber each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 22, 2008, at 10:00 a.m., local time, at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.	The election as directors of all nominees listed (except as marked to the contrary below).
Joseph U. Frye
John J. LaCarte

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of FedFirst Financial Corporation for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
     This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Date

Signature of Stockholder

Date

Signature of Stockholder

Dear ESOP Participant:
     On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached blue vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held on May 22, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.
     As a participant in the First Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 28, 2008, the record date for the Annual Meeting. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 15, 2008. If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.
     Please complete, sign and return the enclosed blue vote authorization form in the postage paid envelope provided.

Sincerely,

John G. Robinson
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
     I understand that MG Trust Co. (the “ESOP Trustee”), is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock under the First Federal Savings Bank Employee Stock Ownership Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2008.
     You are to vote my shares as follows:
1.	The election as directors of all nominees listed (except as marked to the contrary below).
Joseph U. Frye
John J. LaCarte

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of FedFirst Financial Corporation for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
     The ESOP Trustee is hereby authorized to vote all shares of Company common stock allocated to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than May 15, 2008.

Dear 401(k) Plan Participant:
     On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached green vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held on May 22, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.
     As a holder of FedFirst Financial Corporation common stock (“Common Stock”) under the First Federal Savings Bank Retirement Plan (the “401(k) Plan”), you are entitled to direct the Trustee how to vote the shares of Common Stock credited to your account as of March 28, 2008, the record date for the Annual Meeting. If the Trustee does not receive your instructions by May 15, 2008, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.
     Please complete, sign and return the enclosed green vote authorization form in the postage paid envelope provided.

Sincerely,

John G. Robinson
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
     I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all shares of FedFirst Financial Corporation (the “Company”) common stock credited to me under the First Federal Savings Bank Retirement Plan. I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2008.
     You are to vote my shares as follows:
1.	The election as directors of all nominees listed (except as marked to the contrary below).
Joseph U. Frye
John J. LaCarte

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of FedFirst Financial Corporation for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
     The Trustee is hereby authorized to vote the shares credited to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than May 15, 2008.

Dear Stock Award Recipient:
     On behalf of the Board of Directors of FedFirst Financial Corporation (the “Company”), I am forwarding you the attached yellow vote authorization form provided for the purpose of conveying your voting instructions to MG Trust Co. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of FedFirst Financial Corporation to be held on May 22, 2008. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of FedFirst Financial Corporation and a copy of the Company’s Annual Report to Stockholders.
     You are entitled to vote all shares of restricted Company common stock awarded to you under the FedFirst Financial Corporation 2006 Equity Incentive Plan (“Incentive Plan”) that are unvested as of March 28, 2008, the record date for the Annual Meeting. The Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients. To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached yellow vote authorization form and return it in the enclosed postage-paid envelope no later than May 15, 2008.

Sincerely,

John G. Robinson
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
     I understand that MG Trust Co. (the “Trustee”) is the holder of record and custodian of all unvested restricted shares FedFirst Financial Corporation (the “Company”) common stock awarded to me under the FedFirst Financial Corporation 2006 Equity Incentive Plan (“Incentive Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held at the Anthony M. Lombardi Education Conference Center, Monongahela Valley Hospital, 1163 Country Club Road, Monongahela, Pennsylvania, on May 22, 2008.
     You are to vote my shares as follows:
1.	The election as directors of all nominees listed (except as marked to the contrary below).
Joseph U. Frye
John J. LaCarte

FOR	VOTE WITHHELD	FOR ALL EXCEPT
☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.
2.	The ratification of the appointment of Beard Miller Company LLP as independent registered public accountants of FedFirst Financial Corporation for the year ending December 31, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
     The Trustee is hereby authorized to vote the shares credited to me in its trust capacity as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed postage-paid envelope no later than May 15, 2008.